UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 13, 2017 (the “Settlement Date”), Chinos Holdings, Inc. (“Parent”), the ultimate parent of J.Crew Group, Inc. (the “Company”), and certain of Parent’s subsidiaries and affiliates, completed the following previously announced series of interrelated significant liability management transactions:

●

the private exchange offer (the “Exchange Offer”) pursuant to which $565.7 million aggregate principal amount of the outstanding 7.75%/8.50% Senior PIK Toggle Notes due 2019 (the “PIK Notes”) issued by Chinos Intermediate Holdings A, Inc., a direct wholly-owned subsidiary of Parent (the “PIK Notes Issuer”), were exchanged for aggregate consideration consisting of:

o

$249,596,000 aggregate principal amount of 13% Senior Secured Notes due 2021 (the “New Exchange Notes”) and the related guarantees by the Guarantors (as defined below) (together with the New Exchange Notes, the New Series A Preferred Stock and the Class A Common Stock, the “New Securities”) issued by J. Crew Brand, LLC (“BrandCo”) and J. Crew Brand Corp. (“BrandCorp” and, together with BrandCo, the “New Notes Co-Issuers”) and guaranteed by the Guarantors (as defined below), each of which is a newly formed Delaware entity that is an indirect wholly-owned subsidiary of the Company and is designated as an unrestricted subsidiary under the Term Loan Agreement (as defined below) and the PIK Notes Indenture (as defined below), which New Exchange Notes are secured by (x) certain U.S. intellectual property assets held by J. Crew Domestic Brand, LLC (“IPCo”), one of Brandco’s subsidiaries (the “Transferred IP”), (y) IPCo’s interest in the A&R IP License Agreement and the 2017 IP License Agreement (each as defined below), pursuant to which the Company will continue to have exclusive rights to use the Transferred IP, and (z) a pledge of 100% of the equity interests and substantially all of the other assets of the New Notes Co-Issuers and the Guarantors (collectively, the “Collateral”);

o

189,688 shares of Parent’s 7% non-convertible perpetual preferred stock, series A, no par value per share, with an aggregate initial liquidation preference of approximately $189,688,000 (the “New Series A Preferred Stock”); and

o

approximately 15% of Parent’s common equity, or 17,362,719 shares of Parent’s class A common stock, $0.00001 par value per share (the “Class A Common Stock”) (such percentage is prior to dilution by a proposed management incentive plan);

●	the receipt of consents from the holders of a majority of the PIK Notes with respect to certain amendments to the indenture governing the PIK Notes (the “PIK Notes Indenture”);
●

completion of the Term Loan Amendment (as defined below) that amended our Term Loan Agreement to, inter alia, facilitate the following related transactions that have also been completed (the “Term Loan Transactions”):

o	the repurchase of $150 million principal amount of term loans currently outstanding under the Term Loan Agreement;
o

the transfer to IPCo of the remaining undivided 27.96% ownership interest in in the U.S. intellectual property rights that were transferred in December 2016 and entering into the A&R IP License Agreement and the 2017 IP License Agreement to, inter alia, amend the license fees thereunder;

o

the issuance of $97 million aggregate principal amount of an additional series of 13% Senior Secured Notes due 2021 (the “New Money Notes” and, together with the New Exchange Notes, the “New Notes”) issued by the New Notes Co-Issuers and guaranteed by the Guarantors, subject to the same terms and conditions as the New Exchange Notes, for cash at a 3% discount, subject to the terms of the note purchase agreement, dated June 12, 2017, among the Company, the New Notes Co-Issuers, the Guarantors and the note purchasers thereto (the “Note Purchase Agreement”), the proceeds of which were loaned on a subordinated basis to the Company; and

o

the raising of additional borrowings under the Term Loan Agreement of $30 million (at a 2% discount) provided by our Sponsors (as defined below) (or affiliates thereof), the net proceeds of which were applied to finance the repurchase of the $150 million principal amount of term loans referenced above.

The New Notes, the New Indentures, the New Exchange Notes Supplemental Guarantee Agreement and the New Money Notes Supplemental Guarantee Agreement

On the Settlement Date, in connection with the issuance of the New Notes, the New Notes Co-Issuers and the Guarantors entered into (i) an indenture, with U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “New Notes Collateral Agent”), governing the terms of the New Exchange Notes (the “New Exchange Notes Indenture”) and (ii) an indenture, with the Trustee and U.S. Bank, as collateral agent (in such capacity, the “New Money Notes Collateral Agent” and, together with the New Notes Collateral Agent, the “Collateral Agents”), governing the terms of the New

Money Notes (the “New Money Notes Indenture” and, together with the New Exchange Notes Indenture, the “New Indentures”), which is in substantially the same form as the New Exchange Notes Indenture.

In connection therewith, on the Settlement Date, the PIK Notes Issuer entered into supplemental guarantee agreements with the Trustee with respect to each of the New Exchange Notes (the “New Exchange Notes Supplemental Guarantee Agreement”) and the New Money Notes (the “New Money Notes Supplemental Guarantee Agreement”), pursuant to which it agreed to provide an unconditional guarantee of the New Notes Co-Issuers’ and the Guarantors’ payment obligations thereunder.

The New Notes are also guaranteed by J. Crew Brand Intermediate, LLC, IPCo and J. Crew International Brand, LLC, each of which is a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company (collectively, the “Guarantors,” and each, a “Guarantor”). The New Notes will mature on September 15, 2021 and will bear interest at a rate of 13.00% per annum. Interest will accrue from the Settlement Date and will be payable semi-annually in arrears based on a 360-day year on March 15 and September 15 of each year beginning on September 15, 2017.

The New Exchange Notes and the New Exchange Notes Guarantees are general senior secured obligations of the New Notes Co-Issuers and the Guarantors, secured on a first priority lien basis by a 72.04% interest in the Licensed Marks (as defined in the A&R IP License Agreement and the 2017 IP License Agreement) and certain other assets of the New Notes Co-Issuers and Guarantors, and on a second priority lien basis by a 27.96% interest in the Licensed Marks, subject, in each case, to Permitted Liens under the New Exchange Notes Indenture and the Intercreditor Agreement (as defined below).

The New Money Notes and the New Money Notes Guarantees are general senior secured obligations of the New Notes Co-Issuers and the Guarantors, secured on a first priority lien basis by a 27.96% interest in the Licensed Marks and certain other assets, and on a second priority lien basis by a 72.04% interest in the Licensed Marks, subject, in each case, to Permitted Liens under the New Money Notes Indenture and the Intercreditor Agreement.

The New Notes are redeemable at the option of the New Notes Co-Issuers, in whole or in part, at any time, at a price equal to one hundred percent (100%) of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make whole” premium. The New Notes are not subject to any mandatory redemption obligation, and there is no sinking fund provided for the New Notes.

Upon the occurrence of a Change of Control (as defined in each of the New Indentures, as applicable), the New Notes Co-Issuers will be required to offer to repurchase all of the New Notes at 100% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

Each of the New Indentures contains covenants covering (i) the payment of principal and interest, (ii) maintenance of an office or agency for the payment of the New Notes, (iii) reports to the applicable Trustee and holders of the New Notes, (iv) stay, extension and usury laws, (v) payment of taxes, (vi) existence, (vii) maintenance of properties and (viii) maintenance of insurance. Each of the New Indentures also includes covenants that (i) limit the ability to transfer the Collateral and (ii) limit liens that may be imposed on the assets of the Guarantors, which covenants are, in each case, subject to certain exceptions set forth in each of the New Indentures.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the New Exchange Notes Indenture, the New Money Notes Indenture, the New Exchange Notes Supplemental Guarantee Agreement and the New Money Notes Supplemental Guarantee Agreement, which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

The Security Agreements, the Intercreditor Agreement and the Call Right Agreement

In connection with issuing the New Notes, on the Settlement Date, the New Notes Co-Issuers and the Guarantors entered into (i) a security agreement, with the New Notes Collateral Agent, relating to the New Exchange Notes (the “New Exchange Notes Security Agreement”) and (ii) a security agreement, with the New Money Notes Collateral Agent, relating to the New Money Notes (the “New Money Notes Security Agreement” and, together with the New Exchange Notes Security Agreements, the “Security Agreement”), which is in substantially the same form as the New Exchange Notes Security Agreement. Pursuant to the terms of each of the Security Agreements, the New Notes Co-Issuers and the Guarantors granted to the applicable Collateral Agent, for the benefit of the Secured Parties (as defined in each of the Security Agreements), a security interest (subject to Permitted Liens under each of the New Indentures, as applicable) in, and lien upon, the Collateral. The respective security interests of each of the Collateral Agents in the Collateral are also subject to the terms of the intercreditor agreement, dated as of the Settlement Date (the “Intercreditor Agreement”), between the Collateral Agents, which, inter alia, outlines their rights thereunder.

In addition, pursuant to the call right agreement entered into on the Settlement Date between the Trustee and the Term Loan Agent (as defined below) (the “Call Right Agreement”), subject to the terms therein, the lenders under the Term Loan Agreement (other than any lenders affiliated with Parent, the New Notes Co-Issuers or the Company), shall have the right to purchase any New Notes at a price equal to one hundred and ten percent (110%) of the outstanding principal amount thereof plus all accrued and unpaid interest thereon, upon the occurrence of (i) an acceleration of the payment of principal, interest, if any, or any other obligations under the New Notes or the New Indentures in accordance with the terms thereof, (ii) the occurrence of any payment default or any other act or failure to act by any subsidiary of the Company under either of the IP License Agreements (as defined below) that would permit BrandCo to terminate either of the IP License Agreements or (iii) the earlier to occur of (x) the termination of either of the IP License Agreements or (y) the delivery of notice of breach or termination by BrandCo under either of the IP License Agreements.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the New Exchange Notes Security Agreement, the New Money Notes Security Agreement, the Intercreditor Agreement and the Call Right Agreement, which are attached hereto as Exhibits 4.5, 4.6, 4.7 and 4.8, respectively, and are incorporated herein by reference.

Issuance of New Series A Preferred Stock

In connection with the issuance of the New Series A Preferred Stock, Parent filed a Certificate of Designation with the State of Delaware, effective upon its acceptance, setting the rights, powers, and obligations of the New Series A Preferred Stock (the “Series A Certificate of Designation”).

Dividends on the New Series A Preferred Stock will be cumulative and accrue at a rate of 5% per annum in cash and 2% per annum through an increase in liquidation preference, in each case, compounding semi-annually, on September 15 and March 15 of each year, commencing on September 15, 2017. Parent will pay, to the extent of lawfully available funds, cash dividends on the New Series A Preferred Stock, when and if declared by Parent’s board of directors (or a duly authorized committee thereof).

Parent or TPG Capital, L.P. and Leonard Green & Partners, L.P. (together, the “Sponsors”) may redeem or purchase, as applicable, not less than all of the New Series A Preferred Stock, at its or their option, as applicable, to the extent of lawfully available funds, at a redemption price or purchase price, as applicable, equal to 100% of the liquidation preference of $1,000 per share, plus any accrued and unpaid dividends to, but not including, the redemption or purchase date of such New Series A Preferred Stock. The New Series A Preferred Stock generally will have no voting rights, except as expressly set forth in the Series A Certificate of Designation. In the event Parent liquidates, dissolves or winds-up its business and affairs, either voluntarily or involuntarily, holders of the New Series A Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share, plus any accrued and unpaid dividends, out of assets of Parent available for distribution to stockholders before it makes any distribution of assets to the holders of its junior stock.

The New Series A Preferred Stock is not convertible, is not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), and was issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and is subject to restrictions on transfer under the Securities Act.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Stockholders’ Agreement

On the Settlement Date, Parent, the Company, the PIK Notes Issuer, Chinos Intermediate Holdings B, Inc., Chinos Intermediate, Inc., the Sponsors and the other stockholders party thereto amended and restated the Principal Investors Stockholders’ Agreement, dated as of March 7, 2011 (as amended and restated, the “Stockholders’ Agreement”). The Stockholders’ Agreement sets forth certain rights and obligations of the holders of the Class A Common Stock, including with respect to voting rights, preemptive rights and registration rights. In order to receive the Class A Common Stock in the Exchange Offer, holders of the PIK Notes were required to execute a joinder to the Stockholders’ Agreement.

The Class A Common Stock is subject to the full text of Parent’s Amended and Restated ByLaws, the Fourth Amended and Restated Certificate of Incorporation (as defined below), and the Stockholders’ Agreement, which are attached hereto as Exhibits 3.2, 3.4 and 4.9, respectively, and are incorporated herein by reference.

The Management Stockholders’ Agreement

On the Settlement Date, Parent, the Company, the PIK Notes Issuer, Chinos Intermediate Holdings B, Inc., Chinos Intermediate, Inc., the Sponsors, certain management holders of the Class A Common Stock of the Parent (the “Managers”) and the other stockholders party thereto amended and restated the Management Stockholders’ Agreement, dated as of March 7, 2011 (as amended and restated, the “Management Stockholders’ Agreement”). The Management Stockholders’ Agreement sets forth certain rights and obligations of the Managers, including with respect to preemptive rights, call rights and transfer restrictions.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Management Stockholders’ Agreement, which is attached hereto as Exhibit 4.10 and is incorporated herein by reference.

The Management Services Agreements

On the Settlement Date, Parent, the Company, the PIK Notes Issuer, Chinos Intermediate Holdings B, Inc. and Chinos Intermediate, Inc. amended and restated the Management Services Agreement, dated as of March 7, 2011 (as amended and restated, the “Management Services Agreement”). The Management Services Agreement sets forth certain services to be provided by Parent to the other parties thereto (collectively, the “MSA Parties”), including management, consulting and advisory services in relation to the affairs of the MSA Parties (the “Services”), for the same aggregate compensation in lieu of such services being provided by the Sponsors.

On the Settlement Date, Parent and the Sponsors entered into a new management services agreement (the “Sponsor Management Services Agreement”), pursuant to which the Sponsors will provide the Services to Parent for the same aggregate compensation (less the accrued cash dividend payable on the New Series A Preferred Stock) and expenses payable to the Sponsors as set forth therein.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Management Services Agreement or the Sponsor Management Services Agreement, which are attached hereto as Exhibits 4.11 and 4.12 respectively and are incorporated herein by reference.

The Term Loan Amendment

On the Settlement Date, concurrently with the settlement of the Exchange Offer, certain amendments to the Company’s Amended and Restated Credit Agreement, dated as of March 5, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), by and among, inter alios, the Company, Chinos Intermediate Holdings B, Inc., Wilmington Savings Fund Society, FSB, as administrative agent (as successor in such capacity to Bank of America, N.A.,  the “Term Loan Agent”), and the Lenders party thereto became effective (such amendments, collectively, the “Term Loan Amendment”). The Term Loan Amendment, among other things, amends the interest rate applicable to the loans held by consenting lenders, increases the amount of amortization payable to consenting lenders, provides for the borrowing of $30 million of new term loans on the effective date of the Term Loan Amendment, amends certain covenants and events of default and directs the Term Loan Agent to dismiss, with prejudice, certain litigation.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Term Loan Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The IP License Agreements

On the Settlement Date, concurrently with the settlement of the Exchange Offer, IPCo acquired the remaining undivided 27.96% ownership interest in and to the Licensed Marks to become the sole and exclusive owner of the Licensed Marks. J. Crew International, Inc., an indirect, wholly-owned subsidiary of the Company (“JCI”), assigned such rights to IPCo as a contribution to the capital of IPCo via a sequence of drop-down assignments. In connection therewith, IPCo, JCI and J. Crew Operating Corp., a direct wholly-owned subsidiary of the Company (“OpCo”) (solely in its capacity as payor on behalf of JCI), entered into an amended and restated version of the Intellectual Property License Agreement, dated as of December 6, 2016 (as amended and restated, the “A&R IP License Agreement”). The A&R IP License Agreement provides that OpCo, on behalf of JCI, will pay to IPCo a fixed license fee of $42.5 million per annum, for so long as the A&R IP License Agreement is in effect and has not expired or been terminated, in exchange for JCI’s exclusive right (even as to IPCo, but subject to the right of JCI to provide a non-exclusive license to the lenders (or agent) under certain debt instruments to use the undivided 72.04% ownership interest in and to the Licensed Marks after the occurrence of an “event of default” (or similar event) under such debt instruments) to use, exploit, register, enforce and defend the undivided 72.04% ownership interest in and to the Licensed Marks in the United States (including the District of Columbia and all territories and possessions of the United States, including Puerto Rico and the U.S. Virgin Islands) (such territories, collectively, the “Licensed Territory”) during the term of the A&R IP License Agreement. License fees accrued prior to the date hereof where paid to IPCo, distributed to BrandCo and then loaned on a subordinated basis to the Company.

In addition, on the Settlement Date, IPCo, JCI and OpCo (solely in its capacity as payor on behalf of JCI) entered into the 2017 Intellectual Property License Agreement (the “2017 IP License Agreement” and, together with the A&R IP License Agreement, the “IP License Agreements”), pursuant to which OpCo, on behalf of JCI, will pay to IPCo the fixed license fee of $16.5 million per annum, for so long as the 2017 IP License Agreement is in effect and has not expired or been terminated, in exchange for JCI’s exclusive right (even as to IPCo, but subject to the right of JCI to provide a non-exclusive license to the lenders (or agent) under certain debt instruments to use the undivided 27.96% ownership interest in and to the Licensed Marks after the occurrence of an “event of default” (or similar event) under such debt instruments) to use, exploit, register, enforce and defend the undivided 27.96% ownership interest in and to the Licensed Marks in the Licensed Territory during the term of the 2017 IP License Agreement.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the A&R IP License Agreement and the 2017 IP License Agreement, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

No Solicitation, No Registration

Neither this Report on Form 8-K nor the attached agreements constitute an offer to purchase or sell any securities or the solicitation of an offer to exchange any PIK Notes or any other security, nor will there be any purchase, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction. None of the New Notes and the related guarantees, the New Series A Preferred Stock or the Class A Common Stock has been registered under the Securities Act, and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of the Form 8-K, the disclosure set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Exchange Offer

As a result of the settlement of the Exchange Offer, the holders of PIK Notes that tendered PIK Notes for exchange received, in addition to the New Exchange Notes, an aggregate of approximately (i) 189,688 shares of Parent’s New Series A Preferred Stock, no par value per share, with an aggregate initial liquidation preference of $189,688,000, and (ii) approximately 17,362,719 shares of Class A Common Stock, $0.00001 par value per share.

Recapitalization

In connection with the settlement of the Exchange Offer, a majority in interest of the current holders of Parent’s Class L Common Stock, par value $0.001 per share (the “Class L Common Stock”), including the Sponsors, elected to convert all the outstanding shares of Class L Common Stock into (i) 110,000 shares of Parent’s 7% non-convertible perpetual preferred stock, Series B, no par value per share, with an aggregate initial liquidation preference of $110,000,000 (the “New Series B Preferred Stock”), which is pari passu with the New Series A Preferred Stock, and (ii) 95,350,555.66 shares of Class A Common Stock (collectively, the “Recapitalization”).

These new equity securities were issued pursuant to the exemptions from registration provided by Section 4(a)(2) of the Securities Act as an issuance not involving a public offering and by Section 3(a)(9) of the Securities Act as an exchange of securities by the same issuer with its existing security holders.

To the extent required by Item 3.02 of the Form 8-K, the disclosure set forth under the headings “Issuance of New Series A Preferred Stock” and “The Stockholders’ Agreement” in Item 1.01 above of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of the Form 8-K, the disclosure set forth under the headings “The Stockholders’ Agreement” in Item 1.01 above and “Recapitalization” in Item 3.02 above of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series B Certificate of Designation, the Third Amended and Restated Articles of Incorporation and the Fourth Amended and Restated Articles of Incorporation

To authorize the issuance of the New Series A Preferred Stock and the New Series B Preferred Stock, and to amend the mechanic relating to the conversion of shares of Class L Common Stock to provide for the issuance of shares of both New Series B Preferred Stock and Class A Common Stock, prior to the closing of the Recapitalization, Parent filed with the State of  Delaware (i) a Certificate of Designation for the New Series B Preferred Stock (the “Series B Certificate of Designation”) setting the rights, powers, and obligations of the New Series B Preferred Stock and (ii) an amendment and restatement of its Second Amended and Restated Certificate of Incorporation, which was filed with the State of Delaware on June 24, 2011 (as so amended and restated, the “Third Amended and Restated Certificate of Incorporation”), each effective upon its acceptance. In addition, following the closing of the Recapitalization, Parent filed with the State of Delaware an amendment and restatement of its Third Amended and Restated Certificate of Incorporation to remove the Class L Common Stock and to effect a 10,000-for-1 reverse stock split of the Class A Common Stock to reduce the number of shares of Class A Common Stock that are authorized and issued and outstanding (as so amended and restated, the “Fourth Amended and Restated Certificate of Incorporation”).

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Series B Certificate of Designation and the Fourth Amended and Restated Certificate of Incorporation, which are attached hereto as Exhibits 3.3 and 3.4, respectively, and are incorporated herein by reference.

The Intercompany Preferred Stock Designation

The PIK Notes Issuer formed a new corporate subsidiary (“Newco”) and contributed 100% of its ownership interests in Chinos Intermediate B, Inc. to Newco in exchange for an aggregate of $300 million in initial liquidation preference of Newco preferred stock (the “Intercompany Preferred Stock”). The PIK Notes Issuer then distributed all the outstanding Intercompany Preferred Stock to Parent in consideration for Parent’s issuance of the New Series A Preferred Stock and New Series B Preferred Stock in the Exchange Offer and Recapitalization. In connection with the issuance of the Intercompany Preferred Stock, Newco filed a Certificate of Designation (the “Intercompany Preferred Stock Certificate of Designation”) with the State of Delaware, effective upon its acceptance, authorizing the issuance and setting the rights, powers, and obligations of the Intercompany Preferred Stock.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Intercompany Preferred Stock Certificate of Designation, which is attached hereto as Exhibit 3.5 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Powers, Preferences, Qualifications, Limitations and Restrictions of New Series A Preferred Stock.
3.2	Amended and Restated Bylaws of Chinos Holdings, Inc.
3.3	Certificate of Designation of Rights, Powers, Preferences, Qualifications, Limitations and Restrictions of New Series B Preferred Stock.
3.4	Fourth Amended and Restated Certificate of Incorporation of Chinos Holdings, Inc.
3.5	Certificate of Designation of Rights, Powers, Preferences, Qualifications, Limitations and Restrictions of Intercompany Preferred Stock.
4.1	New Exchange Notes Indenture, dated as of July 13, 2017, among J. Crew Brand, LLC, J. Crew Brand Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.
4.2	New Money Notes Indenture, dated as of July 13, 2017, among J. Crew Brand, LLC, J. Crew Brand Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.
4.3	New Exchange Notes Supplemental Guarantee, dated as of July 13, 2017, between Chinos Intermediate Holdings A, Inc. and U.S. Bank National Association, as trustee.
4.4	New Money Notes Supplemental Guarantee, dated as of July 13, 2017, between Chinos Intermediate Holdings A, Inc. and U.S. Bank National Association, as trustee.
4.5	New Exchange Notes Security Agreement, dated as of July 13, 2017, among J. Crew Brand, LLC, J. Crew Brand Corp., the guarantors party thereto and U.S. Bank National Association, as collateral agent.
4.6	New Money Notes Security Agreement, dated as of July 13, 2017, among J. Crew Brand, LLC, J. Crew Brand Corp., the guarantors party thereto and U.S. Bank National Association, as collateral agent.
4.7

Intercreditor Agreement, dated as of July 13, 2017, among J. Crew Brand, LLC, J. Crew Brand Corp., the guarantors party thereto and U.S. Bank National Association, as collateral agent and trustee for the holders of the New Exchange Notes and for the holders of the New Money Notes.

4.8

Call Right Agreement, dated as of July 13, 2017, between Wilmington Savings Fund Society, FSB, as administrative agent, and U.S. Bank National Association, as trustee for the holders of the New Exchange Notes and for the holders of the New Money Notes.

4.9

Amended and Restated Principal Investors Stockholders’ Agreement, dated as of July 13, 2017, among Chinos Holdings, Inc., Chinos Intermediate Holdings A, Inc., Chinos Intermediate Holdings B, Inc., Chinos Intermediate, Inc., J. Crew Group, Inc., TPG Chinos, L.P., TPG Chinos Co-Invest, L.P., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., LGP Chino Coinvest LLC and the other stockholders party thereto.

4.10

Amended and Restated Management Stockholders’ Agreement, dated as of July 13, 2017, among Chinos Holdings, Inc., Chinos Intermediate Holdings A, Inc., Chinos Intermediate Holdings B, Inc., Chinos Intermediate, Inc., J. Crew Group, Inc., TPG Chinos, L.P., TPG Chinos Co-Invest, L.P., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., LGP Chino Coinvest LLC and the other stockholders party thereto.

4.11

Amended and Restated Management Services Agreement, dated as of July 13, 2017, among Chinos Holdings, Inc., Chinos Intermediate Holdings A, Inc., Chinos Intermediate Holdings B, Inc., Chinos Intermediate, Inc., J. Crew Group, Inc.

4.12	Management Services Agreement, dated as of July 13, 2017, among TPG Capital, L.P., Leonard Green & Partners, L.P., and Chinos Holdings, Inc.
10.1

First Amendment, dated as of July 13, 2017, to the Amended and Restated Credit Agreement, dated as of March 5, 2014, by and among J. Crew Group, Inc., Chinos Intermediate Holdings B, Inc., Bank of America, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto.

10.2

Amended and Restated IP License Agreement, dated as of July 13, 2017, among J. Crew International, Inc., J. Crew Domestic Brand, LLC and J. Crew Operating Corp. (solely in its capacity as payor on behalf of J. Crew International, Inc.).

10.3

2017 IP License Agreement, dated as of July 13, 2017, among J. Crew International, Inc., J. Crew Domestic Brand, LLC and J. Crew Operating Corp. (solely in its capacity as payor on behalf of J. Crew International, Inc.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: July 18, 2017	By:	/s/ MICHAEL J. NICHOLSON
Michael J. Nicholson
President, Chief Operating Officer and Chief Financial Officer